Exhibit 21.  Subsidiaries of the Registrant
     ___________________________________________

     The Timken Company has no parent company.

     The active subsidiaries of the Company (all of which are included in the consolidated financial statements of the Company and its subsidiaries) are as follows:
                                                     Percentage of
                                                     voting securities
                                 State or sovereign  owned directly
                                 power under laws    or indirectly
     Name                        of which organized  by Company
     __________________________________________________________________
     Australian Timken Proprietary,
       Limited                        Victoria, Australia   100%
     Timken do Brasil
       Comercio e Industria, Ltda.    Sao Paulo, Brazil     100%
     British Timken Limited           England               100%
     Canadian Timken, Limited         Ontario, Canada       100%
     Timken Communications Company    Ohio                  100%
     EDC, Inc.                        Ohio                  100%
     Timken Espana, S.L.              Spain                 100%
     Timken Europa GmbH               Germany               100%
     Timken Europe B.V.               Netherlands           100%
     Timken Finance Europe B.V.       Netherlands           100%
     Handpiece Headquarters Corp.       Delaware            100%
     Timken Italia, S.R.L.            Italy                 100%
     Latrobe Steel Company            Pennsylvania          100%
     Timken de Mexico S.A. de C.V.    Mexico                100%
     M.P.B. Corporation               Delaware              100%
     M.P.B. Europa B.V.               Netherlands           100%
     M.P.B. Singapore Pte. Ltd.       Singapore             100%
     M.P.B. UK, Ltd.                  England               100%
     Nihon Timken K.K.                Japan                 100%
     OH&R Special Steels Company      Delaware              100%
     Timken Polska Sp.z.o.o.          Poland                100%
     Rail Bearing Service Corporation   Virginia            100%
     Timken Romania S.A.              Romania                70%
     Sanderson Special Steels Limited England               100%
     The Timken Service & Sales Co.   Ohio                  100%
     Timken Servicios Administrativos
       S.A. de C.V.                   Mexico                100%
     Timken Singapore Pte. Ltd.       Singapore             100%
     Timken South Africa (Pty.) Ltd.  South Africa          100%
     Timken De Venezuela C.A.         Venezuela             100%
     Yantai Timken Company Limited    China                  60%
     ____________________
     The Company also has a number of inactive subsidiaries which were incorporated for name-holding purposes and a foreign sales corporation subsidiary.